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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT


   We consent to the use in this Amendment No. 1 to Registration Statement No. 333-70866 of Unilab Corporation on Form S-1 of our report dated February 20, 2001 (except for Note 15, as to which the date is May 16, 2001) appearing in the Prospectus, which is part of such Registration Statement, and of our report dated February 20, 2001 relating to the financial statement schedule appearing elsewhere in such Registration Statement.


   We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

October 5, 2001